UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

PRESSURE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38185	04-2652826
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

480 Neponset St.

Canton, MA 02021

(Address of Principal Executive Office) (Zip Code)

(508) 230-1828

(Registrant’s telephone number, including area code)

14 Norfolk Avenue

South Easton, MA 02375

(Former Address of Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, Kevin A. Pollack, a member of the Board of Directors (the “Board”) of Pressure BioSciences, Inc. (the “Company”), resigned, effective immediately. Additionally, on June 18, 2024, Vito J. Mangiardi, a member of the Board, resigned, effective immediately. Their resignations did not express disagreements with the Company, and both resigning Board members affirmed their wishes for the future success of the Company.

On behalf of the Company, Board Chairman Jeffrey N. Peterson and CEO Richard T. Schumacher express their deep appreciation for the 12 years of Board service received from Messrs. Pollack and Mangiardi. The Board does not intend to fill these director vacancies at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: July 3, 2024	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President and Chief Executive Officer